As filed with the Securities and Exchange Commission on October 16, 2006
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lowe’s Companies, Inc.
(Exact name of Registrant as specified in its Charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lowe’s Boulevard
Mooresville, North Carolina	28117
(Address of principal executive offices)	(Zip Code)

Lowe’s Companies, Inc. 2001 Incentive Plan
(Full title of the plan)

Gaither M. Keener, Jr., Esq.
Senior Vice President, General Counsel and Secretary
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
(Name and address of agent for service)
(704) 758-2250
(Telephone number, including area code, of agent for service)
Copy to:
Earnest S. DeLaney III
Daniel L. Johnson, Jr.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000

DEREGISTRATION
     The Registration Statement on Form S-8 (Registration No. 333-73408) (the “Registration Statement”) of Lowe’s Companies, Inc. (the “Company”) pertaining to the registration of 30,000,000 shares of the Company’s common stock (60,000,000 shares as adjusted for a 2-for-1 stock split, effective June 30, 2006) in connection with the Company’s 2001 Incentive Plan (the “Plan”) was filed with the Securities and Exchange Commission on November 15, 2001. The Company has terminated the Plan and no further awards may be granted or awarded under the Plan, and 21,989,718 shares (as adjusted for the 2-for-1 stock split, effective June 30, 2006) registered in connection with the Plan were never offered or issued. Pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration 21,989,718 shares (as adjusted for the 2-for-1 stock split, effective June 30, 2006) that will no longer be offered and sold under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on October 16, 2006.

LOWE’S COMPANIES, INC.
By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 16, 2006. Each of the undersigned directors and officers of the Company, by his or her execution hereof, hereby constitutes and appoints Gaither M. Keener, Jr., Senior Vice President, General Counsel and Secretary, Lowe’s Companies, Inc., and Robert F. Hull, Jr., Senior Vice President and Chief Financial Officer, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

	Chairman of the Board of Directors,	October 16, 2006
/s/ Robert A. Niblock Robert A. Niblock	President, Chief Executive Officer and Director (Principal Executive Officer)

	Executive Vice President and Chief Financial	October 16, 2006
/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Officer (Principal Financial Officer)

	Senior Vice President and Chief Accounting Officer	October 16, 2006
/s/ Matthew V. Hollifield Matthew V. Hollifield

	Director	October 16, 2006
/s/ Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.

	Director	October 16, 2006
/s/ Peter C. Browning Peter C. Browning

	Director	October 16, 2006
/s/ Paul Fulton Paul Fulton

	Director	October 16, 2006
/s/ Dawn E. Hudson Dawn E. Hudson

Signature	Title	Date

	Director	October 16, 2006
/s/ Robert A. Ingram Robert A. Ingram

	Director	October 16, 2006
/s/ Robert L. Johnson Robert L. Johnson

	Director	October 16, 2006
/s/ Marshall O. Larsen Marshall O. Larsen

	Director	October 16, 2006
/s/ Richard K. Lochridge Richard K. Lochridge

	Director	October 16, 2006
/s/ Stephen F. Page Stephen F. Page

	Director	October 16, 2006
/s/ O. Temple Sloan, Jr. O. Temple Sloan, Jr.

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